Exhibit 3.143
BYLAWS
of
RSCR INLAND, INC.
A California Corporation

i

ii

BYLAWS
Bylaws for the regulation, except as
otherwise provided by statute,
or its Articles of Incorporation, of
RSCR INLAND INC.,
A California Corporation
ARTICLE I
OFFICES
          Section 1. PRINCIPAL EXECUTIVE OFFICE.
          The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California.
          Section 2. OTHER OFFICES.
          Branch or subordinate offices may at any time be established at any place or places where the Corporation is qualified to do business.
ARTICLE II
MEETINGS OF SHAREHOLDERS
          Section 1. PLACE OF MEETINGS.
          Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Corporation.
          Section 2. ANNUAL MEETINGS.
          The annual meeting of the shareholders shall be held at such time, place and on such date as the Board of Directors shall designate and as stated in the notice of the meeting, said date to be no later than six months following the end of the Corporation’s fiscal year. The purpose of such meeting shall be the election of directors. and the transaction of such other business, as may properly come before it. If the election of directors shall not be held on the day designated for an annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be practicable. Failure to hold the annual meeting at or within the designated time, or to elect d directors at or within such time, shall not work forfeiture or a dissolution of the Corporation, and shall not otherwise affect valid corporate acts.

          Section 3. SPECIAL MEETINGS.
          Special meetings of the shareholders may be called at any time by the Board of Directors, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.
          Section 4. NOTICE OF SHAREHOLDERS’ MEETINGS.
          Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic communication, addressed to the shareholder at the address of that shareholder appearing on the books of the Corporation_
          Such notice shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, and shall specify the place, date and hour of the meeting and the general nature of the business to be transacted.
          Section 5. QUORUM
          The presence in person or by proxy of the persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business.
          Section 6. VOTING.
          Except as otherwise provided in the California General Corporation Law, shareholders on the record date fixed by the Board of Directors are entitled to notice and to vote, notwithstanding the transfer of any shares on the books of the Corporation after that date. The shareholders’ vote may be by voice or by ballot; provided, however, that any election for Directors must be by ballot if demanded by any shareholder before the voting has begun. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of Directors) shall be the act of the shareholders.
          At a shareholders’ meeting at which Directors are to be elected, no shareholder shall be entitled to cumulate votes unless the notice requirements of Section 708 of the California Corporations Code have been met. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.
          Section 7. CONSENT OF ABSENTEES.
          The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, who was not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof
          Section 8. ACTION WITHOUT MEETING.

          Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of Directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of Directors; provided, however, that a Director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the Directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of Directors. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records.
          Section 9. PROXIES.
          Every shareholder entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the shareholder and filed with the Secretary of the Corporation_
ARTICLE III
DIRECTORS
          Section 1. POWERS.
          Subject to limitations of the Articles of Incorporation, of the Bylaws, and of the California General Corporation Law as to actions to be authorized or approved by the shareholders, and subject to the duties of Directors as prescribed by the Bylaws, all corporate powers shall be exercised by or under the authority coo and the business and affairs of the Corporation shall be controlled by, the Board of Directors.
          Section 2. NUMBER AND QUALIFICATION OF DIRECTORS.
          The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.
          Section 3. ELECTION AND TERM OF OFFICE
          Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.
          Section 4. VACANCIES.
          Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.
          The shareholders may elect a Director or. Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.
          Section 5. PLACE OF MEETING.
          Regular meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.
          Section 6. ORGANIZATION MEETING.
          Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transition of other business. Call and notice of such meetings are hereby dispensed with.
          Section 7. SPECIAL MEETINGS.
          Special meetings of the Board of Directors for any purpose or purposes shall be called at anytime by the President, or, if he is absent or unable or refuses to act, by any Vice President or by any two (2) Directors, if there are two (2) or more Directors on the Board.
          Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail or telegram, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director.
          Section 8. QUORUM.
          A majority of the authorized number of Directors shall constitute a quorum for the transaction of business.
          Section 9. WAIVER OF NOTICE.

          Transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if either before or after the meeting, each of the Directors not present signs a written waiver of notice, consent to holding such meeting or an approval of the minutes thereof All such waivers, consents, or approvals shall be filed with the corporate records and made a part of the minutes of the meeting.
          Section 10. ACTION WITHOUT MEETING.
          Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.
          Section 11. FEES AND COMPENSATION.
          Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.
ARTICLE IV
OFFICERS
          Section 1. OFFICERS.
          The officers of the Corporation shall be a President, a Secretary, and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers. Any number of offices may be held by the same person.
          Section 2. ELECTION.
          The officers of the Corporation shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.
          Section 3. REMOVAL.
          Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors.
          Section 4. VACANCIES.
          A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

          Section 5. PRESIDENT.
          The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors.
          Section 6. SECRETARY.
          The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors and shareholders, and shall keep, or cause to be kept, a share register at the principal executive office.
          The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the Corporation if one is adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.
          Section 7. CHIEF FINANCIAL OFFICER.
          The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any Director
          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.
          Section 8. SUBORDINATE OFFICERS.
          Any subordinate officers appointed by the Board of Directors pursuant to Section 1 of this Article IV shall hold office for such period, have such authority and perform such duties as may, from time to time, be determined by the Board.
ARTICLE V
INDEMNIFICATION OF DIRECTORS_ OFFICERS
EMPLOYEES AND OTHER AGENTS
          The Corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines,

settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation___For purposes of this Section, an “agent” of the Corporation includes, without limitation, any person who is or was a Director, officer, or employee of the Corporation.
ARTICLE VI
RECORDS AND REPORTS
          Section 1. MAINTENANCE AND INSPECTION OF SHARE REGISTER.
          The Corporation shall keep at its principal executive office a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder. This record shall be open to inspection by any shareholder upon five (5) days’ prior written demand.
          Section 2. MAINTENANCE AND INSPECTION OF BYLAWS.
          The Corporation shall keep at its principal executive office the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.
          Section 3. MAINTENANCE AND INSPECTION
          OF OTHER CORPORATE RECORDS.
          The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation- The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder___A copy of any financial statements and any income statements, including accompanying balance sheets, prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for a period of twelve (12) months.
          Section 4. INSPECTION BY DIRECTORS.
          Every Director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation.
          Section 5. ANNUAL REPORT TO SHAREHOLDERS.
          The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing such annual or other periodic reports to the shareholders of the Corporation as it considers appropriate or as provided by Section 1501(c) of the California Corporations Code.

ARTICLE VII
GENERAL CORPORATE MATTERS
          Section 1. CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.
          All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
          Section 2. CORPORATE CONTRACTS AND
          INSTRUMENTS; HOW EXECUTED.
          The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation.
          Section 3. CERTIFICATES FOR SHARES.
          A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the amount of the consideration to be paid for such shares and the amount paid. All certificates shall be signed in the name of the Corporation by the President or Vice President and by the Chief Financial Officer or the Secretary certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile.
          Section 4. CONSTRUCTION AND DEFINITIONS.
          Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California General Corporation Law that govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
ARTICLE VIII
AMENDMENTS
          Section 1. POWER OF SHAREHOLDERS.
          New bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the Corporation set forth the number of authorized Directors of the Corporation, such authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

          Section 2. POWER OF DIRECTORS.
          Subject to the rights of shareholders (as provided in Section 1 of this Article Vi) to adopt, amend, or repeal bylaws, existing or new bylaws, except those changing the authorized number of Directors, may be adopted, amended, or repealed by the Board of Directors.